                                                                                                            EXHIBIT 10.1

AMENDED AND RESTATED SUMMUS, INC. (USA)

2000 EQUITY COMPENSATION PLAN

ARTICLE I - GENERAL PROVISIONS

            1.1            The Plan is designed for the benefit of the Company to secure and retain the services of Eligible Participants.  The Board believes the Plan will promote and increase personal interests in the welfare of the Company by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and ordering its continued growth and financial success.

            1.2            Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; and (viii) Other Stock-Based Awards and other forms of equity-based compensation as may be provided and are permissible.

            1.3            The Plan shall be effective January 31st, 2000 (the “Effective Date”).

ARTICLE II - DEFINITIONS

            Except where the context otherwise indicates, the following definitions apply:

            2.1            “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.  All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

            2.2            “Agreement” means the written agreement between the Company and the Participant evidencing each Award granted to a Participant under the Plan.

            2.3            “Award” means an award granted to a Participant under the Plan of a Stock Option, Stock Appreciation Rights or of Restricted Stock, Deferred Stock, Stock Awards, Performance Shares, Other Stock-Based Awards or of any combination of the foregoing.

            2.4            “Board” means the Board of Directors of Summus, Inc. (USA).

            2.5            “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.  All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

            2.6            “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III.

            2.7            “Company” means Summus, Inc. (USA), a Florida corporation, and its successors and assigns. The term “Company” shall include any company during any period that is a “parent corporation” or a “subsidiary corporation” of the Company within the meaning of Code section 424(d).  With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Summus, Inc. (USA) shall be authorized to act on behalf of all other entities included within the definition of “Company.”

            2.8            “Deferred Stock” means the stock awarded under Article IX of the Plan.

            2.9            “Disability,” with respect to any Incentive Stock Option, means disability as determined under section 22(e)(3) of the Code, and, with respect to any other Award, means (i) with respect to a Participant who is eligible to participate in the Company’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Company’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

            2.10            “Eligible Participant” means an active full-time employee of the Company (including officers), as shall be determined by the Committee, as well as any other person, including members of the Board and consultants who provide services to the Company, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

            2.11            “Fair Market Value” means the fair market value of a share of Stock, as determined in good faith by the Committee; provided, however, that

            (a)            if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

            (b)            if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

            (c)            If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

            2.12            “Incentive Stock Option” means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

            2.13            “Nonqualified Stock Option” means a Stock Option granted to an Eligible Participant under Article V of the Plan.

            2.14            “Nontandem Stock Appreciation Right” means any Stock Appreciation Right granted pursuant to Article VI of the Plan in a manner not related to a grant of a Stock Option.

            2.15            “Option Grant Date” means, as to any Stock Option, the latest of:

                        (a)            the date on which the Committee takes action to grant the Stock Option to the Participant;

                        (b)            the date the Participant receiving the Stock Option becomes an employee of the Company, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

                        (c)            such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

            2.16            “Participant” means an Eligible Participant to whom an Award has been granted and who has entered into an Agreement evidencing the Award.

            2.17            “Performance Shares” means shares of Stock that are subject to an Award pursuant to Article XI of the Plan.

            2.18            “Plan” means the Amended and Restated Summus, Inc.(USA) 2000 Equity Compensation Plan, as amended from time to time.

            2.19            “Restricted Stock” means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

            2.20             “Restriction Period” means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

            2.21            “Retirement” means retirement from active employment with the Company, as determined by the Committee.

            2.22            “Stock” means the common stock of Summus, Inc.(USA), as may be adjusted pursuant to the provisions of Plan Section 3.10.

            2.23            “Stock Appreciation Right” means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock.

            2.24            “Stock Appreciation Right Fair Market Value” means a value established by the Committee for the exercise of a Stock Appreciation Right or a limited Stock Appreciation Right.

            2.25            “Stock Award” means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan.

            2.26            “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option.  Stock Options granted under the Plan shall be designated as either Incentive Stock Options or Nonqualified Stock Options, and in the absence of such designation shall be treated as Nonqualified Stock Options.

            2.27            “Stock Right” means an Award under Article VI of the Plan.  A Stock Right may be either a Tandem Stock Appreciation Right or a Nontandem Stock Appreciation Right.

            2.28            “Tandem Stock Appreciation Right” means any Stock Appreciation Right granted pursuant to Article VI of the Plan in conjunction with all or part of any Stock Option granted under the Plan pursuant to a Stock Option agreement which states that the Participant may, in lieu of exercising the Stock Option, surrender the Stock Option and receive shares of Stock equal in value to the Stock Appreciation Right.

            2.29            “Termination of Employment” means the discontinuance of employment of a Participant with the Company for any reason or, if the Participant is a non-employee member of the Board, the termination of the Participant’s directorship, or, if the Participant is a consultant to the Company, the termination of the Participant’s relationship as a consultant. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion.  In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company.  With respect to any Incentive Stock Option, employment shall be interpreted in a manner consistent with section 422 of the Code. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.)  In the event a Participant’s leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

ARTICLE III - ADMINISTRATION

            3.1            This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate.  The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose.  Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.  The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee.

            3.2            The Committee shall meet at such times and places as it determines.  A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee.  A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

            3.3            The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan.  All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

            3.4            The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

            3.5            Subject to adjustment as provided in Plan Section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards under the Plan shall be Six Million Five Hundred Thousand (6,500,000) shares of Stock.  Such shares of Stock shall be made available from authorized and unissued shares.  If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan.  If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the share of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

            3.6            Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee.

            3.7            The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

            (a)            the listing of such shares on any stock exchange on which the Stock may then be listed; and

            (b)            the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

The Company will from time to time, as is necessary to accomplish the purposes of this Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Stock hereunder.  The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of the Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the Stock as to which the requisite authority shall not have been obtained.

            3.8            All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  In making such determination, the Committee may rely upon an opinion of counsel for the Company.

            3.9            Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions.  Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

            3.10            If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then the Committee may make equitable adjustments in:

            (a)            the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Plan Section 3.5;

            (b)            the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

            (c)            the purchase price to be paid per share of Stock under outstanding Stock Options; and

            (d)            the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock;

provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the meaning of Code section 422, unless the Committee takes affirmative action to treat such Stock Option instead as a Nonqualified Stock Option.

            3.11            In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

            3.12            The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof.  The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            3.13            The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.  In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

            3.14            All outstanding Awards to any Participant may be canceled if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

            3.15            In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions.  Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

ARTICLE IV - INCENTIVE STOCK OPTIONS

            4.1            Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

            4.2            Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Company, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

            (a)            The Incentive Stock Option exercise price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date.  If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Code section 424(d)) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such an Eligible Participant at an exercise price per share that is less than 110% of Fair Market Value of the stock on the Option Grant Date, such Option shall be deemed a Nonqualified Stock Option.

            (b)            The Incentive Stock Option may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Award Agreement, which period shall in no event exceed three months unless:

(i)            employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

(ii)            death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event such period shall not exceed one year after the date of death; provided, further, that such period following a Termination of

Employment shall in no event extend the original exercise period of the Incentive Stock Option.

            (c)            To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and 424(f), respectively)), by Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under Article V.

            (d)            The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

            (e)            All or any portion of the shares of Stock authorized for issuance pursuant to Section 3.5 herein shall be available for issuance pursuant to Incentive Stock Options granted under this Plan.

            4.3            To the extent an Incentive Stock Option fails to meet the requirements of Code section 422, it shall be deemed a Nonqualified Stock Option.

            4.4            The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

            4.5            If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

            4.6            Any Incentive Stock Option that fails to qualify under section 422 of the Code shall be treated as a Nonqualified Stock Option granted under Article V.

ARTICLE V - NONQUALIFIED STOCK OPTIONS

            5.1            Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

            5.2            The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than, equal to or less than 100% of the Fair Market Value at the time of the grant, but may not be less than par value of the Stock.

            5.3            A Nonqualified Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Committee in the Agreement; provided, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a

Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Award Agreement, provided, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option.

            5.4            The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or Article VII, as determined by the Committee.

ARTICLE VI - STOCK APPRECIATION RIGHTS

            6.1            A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan (referred to as a “Tandem Stock Appreciation Right”), or may be granted independent of any related Stock Option (referred to as a “Nontandem Stock Appreciation Right”).  A Stock Appreciation Right granted under the Plan shall be designated as either a:  (i) Tandem Stock Appreciation Right, or (ii) Nontandem Stock Appreciation Right.

            6.2            A Tandem Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option, or a portion thereof, and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

            6.3            Each Tandem Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses.  The grant of Tandem Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock Options.  With respect to Nonqualified Stock Options, the grant of Tandem Stock Appreciation Rights either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

            6.4            Upon exercise of a Tandem Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

            6.5            The Committee may grant Nontandem Stock Appreciation Rights and shall specify at the time of grant the number of shares of Stock covered by such right and the base price of a share of Stock (the “Base Price”), which shall not be less than 100% of Fair Market Value of a share of Stock on the date of grant.  A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.  Upon exercise of a Nontandem Stock Appreciation Right, the Participant shall be entitled to receive from the Company cash and/or Stock having an aggregate Fair Market Value equal to the (i) the excess of (A) the Fair Market Value of one (1) share of Stock at the time of exercise over (B) the Base Price, multiplied by (ii) the number of shares of Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised.

            6.6            The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash or all Stock, or any combination thereof.  If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise.  If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

            6.7            The Committee shall have sole discretion as to the timing of any payment made in cash or Stock, or a combination thereof, upon exercise of Stock Appreciation Rights.  Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

            6.8            The exercise of a Stock Appreciation Right shall be effective only upon the Participant’s satisfaction (as determined by the Committee in its discretion) of any tax withholding obligations with respect to such exercise.

ARTICLE VII - INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

            7.1            Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

            7.2            The maximum number of shares of Stock that may be covered by Stock Options and Stock Rights granted to any one individual during any calendar year (including Stock Options or Stock Rights that are subsequently canceled) shall be 500,000 shares.  If a Stock Option or Stock Right is canceled, terminated or repriced with respect to an individual, the canceled, terminated or repriced Stock Option or Stock Right shall be counted against the maximum number of shares for which Stock Options or Stock Rights may be granted to such individual.

            7.3            Except as provided below, a Stock Option or Stock Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative; provided, however, that a Nonqualified Stock Option (including a Tandem Stock Appreciation Right related thereto) may be transferred and exercised by the transferee to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.  Notwithstanding any language herein or in any Agreement to the contrary, any restrictions on transfer of a Stock Option or Stock Right in the Plan or an Agreement shall be void and of no effect if the Committee determines that a transfer can be made consistent with securities and other applicable laws, rules and regulations.

            7.4            Shares of Stock purchased upon exercise of a Stock Option shall be paid for at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by tendering (either by actual delivery or by attestation) shares of Stock acceptable to the Committee and valued as of the exercise date or in any combination thereof in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the corresponding Stock Option Award Agreement.  The Committee may establish a cashless exercise mechanism by which a Participant may pay the exercise price under a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and/or any tax withholding resulting from such exercise. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Stock Option price as payment.

            7.5            No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options or Stock Rights.  The Committee may provide, however, that a Participant to whom a Stock Option or Stock Right has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or Stock Right.  Such amounts (herein called “dividend equivalents”) may, in the discretion of the Committee, be:

            (a)        paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option or Stock Right if it shall not have been fully exercised; or

            (b)        converted into contingently credited shares of Stock, with respect to which dividend equivalents may accrue, in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

            Such Stock, whether delivered or contingently credited, shall be charged against the limitations set forth in Plan Section 3.5.

            7.6            The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

            7.7            In the event of Disability or death, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the option price in consideration of the surrender of the Stock Option.

            7.8            If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option or Stock Right, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by surrendering shares of Stock which the Participant already owns or by making an irrevocable election that, in lieu of the issuance of Stock, a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option or Stock Right and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be surrendered for cash and that such cash payment be applied to the satisfaction of the withholding obligations.  The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Stock Option exercise transaction.

            7.9            The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option to such Participant.  Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted.  Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Stock Options.

            7.10            The Committee may provide in any Stock Option Agreement entered into pursuant to the Plan, or by separate agreement, that if a Participant makes payment upon the exercise of any Stock Option granted hereunder in whole or in part through the surrender of shares of Stock, such Participant shall automatically receive a new Stock Option for the number of shares of Stock so surrendered by him at a price equal to the Fair Market Value of the shares of Stock at the time of surrender, exercisable on the same basis and having the same terms as the underlying Stock Option or on such other basis as the Committee shall determine and provide in the Stock Option Agreement.

ARTICLE VIII - RESTRICTED STOCK

            8.1            Restricted Stock Awards may be made to Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company.  Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

            8.2            With respect to Awards of Restricted Stock, the Committee shall:

             (a)            determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

             (b)            determine the length of the Restriction Period;

             (c)            determine any restrictions applicable to the Restricted Stock such as service or performance;

             (d)            determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

             (e)            determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

            8.3            Awards of Restricted Stock must be accepted within a period of 60 days, or such shorter period as the Committee may specify, by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.  The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock

Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

            8.4            Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

            8.5            Except as otherwise provided in this Article VIII, or as otherwise provided in the Restricted Stock Agreement, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

            8.6            The Committee may designate whether any Restricted Stock Award is intended to be “performance-based compensation” within the meaning of Code section 162(m).  Any such award shall be conditioned on achievement of one or more performance mea ures selected by the Committee. The grant of such Awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).  No more than 500,000 shares of Stock may be subject to Restricted Stock Awards that are intended to constitute “performance-based compensation” within the meaning of Code section 162(m) granted to any one individual during any calendar year.

            8.7            To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee may in its discretion elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock.

            8.8            In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated, the Committee may in its discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

            8.9            Upon an Award of Restricted Stock to a Participant, one or more stock certificates representing the shares of Restricted Stock shall be registered in the Participant’s name.  Such certificates may either:

            (a)            be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock; and/or

            (b)            be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

            8.10            Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant.  The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

            8.11            If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

            8.12            In order to better ensure that Award payments actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE IX - DEFERRED STOCK

            9.1            Shares of Deferred Stock together with cash dividend equivalents, if so determined by the Committee, may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee.  The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of a Deferred Stock Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards.  The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

            9.2            Deferred Stock Awards shall be subject to the following terms and conditions:

            (a)        Subject to the provisions of this Plan and the applicable Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the period specified by the Committee for purposes of such Award (the “Deferral Period”).  At the expiration of the Deferral Period, or the Elective Deferral Period defined in Section 9.3, share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award.

                        Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, however, at or after grant, may accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Award.

            (b)        Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Award.

            (c)        Except to the extent otherwise provided in this Plan or in the applicable Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of Termination of Employment due to death, Disability or Retirement, or in the event of hardship or other special circumstances as the Committee deems appropriate.

            (d)        The Committee may require that a designated percentage of the total Fair Market Value of the shares of Deferred Stock held by one or more Participants be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the Deferred Stock becomes free of all restrictions.  The designated percentage shall be equal to the minimum income and employment tax withholding rate in effect at the time under applicable federal and state laws.

            (e)        The Committee may provide one or more Participants subject to the mandatory cash payment with an election to receive an additional percentage of the total value of the Deferred Stock in the form of a cash payment in lieu of the issuance of Deferred Stock.  The additional percentage shall not exceed the difference between 50% and the designated percentage cash payment.

            (f)        The Committee may impose such further terms and conditions on partial cash payments with respect to Deferred Stock as it deems appropriate.

            9.3            A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee.  Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for the Deferred Stock Award in question, or for the applicable installment of such an Award.

            9.4            Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.

            9.5            In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X - STOCK AWARDS

            10.1            A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

            10.2            For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

            10.3            Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine.  If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under Section 3.10, if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted.  Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.

            10.4            A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award.  Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.

ARTICLE XI - PERFORMANCE SHARES

            11.1            Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company.  Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

            11.2            With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

            (a)        determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;

            (b)        determine the performance period (the “Performance Period”) and/or performance objectives (the “Performance Objectives”) applicable to such Awards;

            (c)        determine the form of settlement of a Performance Share; and

            (d)        generally determine the terms and conditions of each such Award.  At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.11.

            11.3            Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

            11.4            The Committee shall determine the Performance objectives of Awards of Performance Shares.  Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including for example, but not limited to, minimum earnings per share or return on equity.  If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

            11.5            The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance objectives are exceeded or met in whole or in part.

            11.6            If a Participant terminates service with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable.  If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

            11.7            Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.

            11.8            The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

ARTICLE XII - OTHER STOCK-BASED AWARDS

            12.1            Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan.

            Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards.  The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period.

            The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

            12.2            Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

            (a)        Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

            (b)        Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

            (c)        Any Award under this Article XII and any Stock covered by any  such  Award  shall  vest  or  be  forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

            (d)        Upon the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Award under this Article XII.

            (e)        Each Award under this Article XII shall be confirmed by, and subject to the terms of, an Award Agreement.

            (f)        Stock, including securities convertible into Stock, issued on a bonus basis under this Article XII may be issued for no cash consideration.

            12.3            Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

            (a)        The Committee shall select the Eligible Participants who may receive phantom stock Awards.  The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

            (b)        Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

            (c)        The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

ARTICLE XIII - AMENDMENT AND TERMINATION

            13.1            The Board at any time and from time to time, may amend or terminate the Plan. To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded, no amendment, without approval by the Company’s shareholders, shall:

            (a)            alter the group of persons eligible to participate in the Plan;

            (b)            except as provided in  Plan Section 3.5, increase the maximum number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan;

            (c)            extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date.

            (d)            limit or restrict the powers of the Committee with respect to the administration of this Plan;

            (e)            change the definition of an Eligible Participant for the purpose of Incentive Stock Options or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

            (f)            materially increase the benefits accruing to Participants under this Plan;

            (g)            materially modify the requirements as to eligibility for participation in this Plan; or

            (h)            change any of the provisions of this Article XIII.

            13.2            No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option in accordance with Plan Section 4.3.

            13.3            Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Company, would constitute a “parachute payment” under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.

ARTICLE XIV - MISCELLANEOUS PROVISIONS

            14.1            Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time.  Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees.  No Participant shall have any claim to an Award until it is actually granted under the Plan.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.  All payments to be made under the Plan shall be paid from the general funds of the company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

            14.2            The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan in order to withhold or reimburse itself for the amount it is required to so withhold.  The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction.

            14.3            The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

            14.4            The terms of the Plan shall be binding upon the Company, and its successors and assigns.

            14.5            The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

            14.6            Each Participant exercising an Award under the Plan agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof.

            14.7            If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, this Plan is executed this the  9th  day of April, 2002.

ATTEST: (Corporate Seal) Robert S. Lowrey Robert S. Lowrey Assistant Corporate Secretary	SUMMUS, INC. (USA) By: /s/ Gary E. Ban Name: Gary E. Ban Title: Chief Operating Officer

-

APPENDIX A

SUMMUS, INC. (USA)
AMENDED AND RESTATED 2000 EQUITY COMPENSATION PLAN

Provisions Applicable to California Residents

Notwithstanding anything to the contrary specified elsewhere in the Plan, the following provisions shall apply to any stock option granted under the Amended and Restated Summus, Inc. (USA) 2000 Equity Compensation Plan (the “Plan”) to a resident of California:

   The exercise price for an option granted to a California resident may not be less than 85% of the “fair value” (as defined by Rule 260.140.50 under the California Code) of the Company’s common stock at the time the option is granted.  However, in the case of an option granted to a resident of California who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the issuing corporation or its parent or subsidiary corporations at the time of grant, the exercise price shall be 110% of the “fair value.”

  The exercise period of a stock option granted to a California resident shall be no longer than 120 months from the date the option is granted.

  An option granted to a California resident shall not be transferable, other than by will or the laws of descent and distribution.

  An option granted to a California resident shall vest and become exercisable at the rate of at least 20% per year over 5 years from the date the option is granted, subject to reasonable conditions such as continued employment.  However, in the case of an option granted to a California resident who is an officer, director, or consultant of the Company or any of its affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

  Unless employment is terminated for cause as defined by applicable law, the terms of the stock option award agreement or a contract of employment, and in the event of termination of the optionee’s employment (to the extent that the optionee is otherwise entitled to exercise on the date employment terminates) the right to exercise an option granted to a California resident must expire as follows:
➢	At least 6 months from the date of termination if termination was caused by death or disability; or
➢	At least 30 days from the date of termination if termination was caused not due to death or disability.
  The plan shall terminate with respect to California residents on January 31, 2010.

  The Plan shall be available to California residents only if the shareholders of the Company approve the plan within 12 months before or after the date the plan was adopted.  Any option exercised by a California resident before such shareholder approval is obtained shall be rescinded if such shareholder approval is not obtained.  Any such rescinded shares will not be counted in determining whether approval is obtained.

  Each California resident who elects to participate in the Plan will be provided with a copy of the Company’s financial statements annually.

  At no time will the total number of shares of Company stock issuable under stock options granted under this Plan, under subscription agreements under any stock purchase plan maintained by the Company, and the total number of shares provided for under any stock bonus or similar plan of the Company exceed a number of shares which is equal to 30% of the then outstanding shares of the issuer (convertible preferred shares are counted on an as if converted basis) as  set forth in Rule 260.140.45 under the California Code.

  If an Option granted to a California resident provides the Company the right to repurchase securities upon the termination of employment, the repurchase price will be not less than the fair market value of the securities to be repurchased on the date of termination of employment, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment (or, in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise).  The Company’s repurchase right terminates when the Company’s securities become publicly traded.  In addition to the restrictions set forth above, the securities held by an officer, director or consultant of the issuer or an affiliate of the issuer may be subject to additional or greater restrictions.